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                                                                     EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY


                 Arkansas Lime Company, an Arkansas Corporation
                Corson Lime Company, a Pennsylvania Corporation
                    Texas Lime Company, a Texas Corporation